SCHEDULE 14A
                                 (Rule 14a-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT.

                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                         Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Sect.240.14a-11(c) or Sect. 240.14a-12

                                   JVWEB, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


.................................................................................

     (2)          Aggregate number of securities to which transaction applies:


.................................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


.................................................................................

     (4)          Proposed maximum aggregate value of transaction:


.................................................................................

     (5)          Total fee paid:


.................................................................................

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)          Amount Previously Paid:


.................................................................................

     (2)          Form, Schedule or Registration Statement No.:


.................................................................................

     (3)          Filing Party:


.................................................................................

     (4)          Date Filed:


.................................................................................

                                   JVWEB, INC.
                        1630 East Shaw Avenue, Suite 192
                            Fresno, California 93710

To All Stockholders in
JVWeb, Inc.

         The Board of Directors of JVWeb, Inc. (the "Company") is soliciting your consent to amend the Company's Certificate of Incorporation to change the name of the Company to "I.Q. Biometrix, Inc." (the "Name Change"). We ask that you return your written consent by November 11, 2002.

         Before the Name Change can become effective, the holders of a majority of the Company's outstanding stock must give their written consent. If your shares are held in street name, your broker may consent, on your behalf, to the Name Change if you do not direct your broker to refuse to consent. The Board of Directors has fixed the close of business on September 23, 2002 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Name Change.

         We intend to file the proper documentation with the Secretary of State of Delaware to effect the Name Change when we receive consents from the holders of a majority of the Company's outstanding common stock. We expect to make this filing on or before November 11, 2002. However, the Board of Directors has reserved the right (in its sole discretion) to abandon the Name Change at any time prior to the filing of the documentation to effect the Name Change. If the Board of Directors decides to abandon the Name Change, the Company will notify you accordingly.

         The Board of Directors asks you to consent to the Name Change. The Name Change and other related matters are more fully described in the accompanying Consent Solicitation Statement, which forms a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that we have filed with the U.S. Securities and Exchange Commission.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE NAME CHANGE. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY NOVEMBER 11, 2002.

                                  By Order of the Board of Directors,


                                  Eric McAfee,
                                  Chairman of the Board

Fresno, California
October 11, 2002

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                                   JVWEB, INC.
                        1630 East Shaw Avenue, Suite 192
                            Fresno, California 93710
                            Telephone: (559) 222-2229

                         CONSENT SOLICITATION STATEMENT

                                     GENERAL

         This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of JVWeb, Inc., a Delaware corporation (the "Company"). These materials pertain to the proposed amendment of the Company's Certificate of Incorporation to change the name of the Company to "I.Q. Biometrix, Inc." (the "Name Change"). These materials are first being mailed to stockholders of record beginning on approximately October 11, 2002. Consents are to be submitted to the Company at the address of the Company stated above by no later than November 11, 2002.

                         VOTING RIGHTS AND SOLICITATION

         Any stockholder executing a written consent form has the power to revoke it at any time before November 11, 2002 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Name Change) by delivering written notice of such revocation to the Secretary of the Company at the address of the Company stated above. The cost of soliciting written consents will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but the officers and directors of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

         The record date for determining those stockholders who are entitled to give written consents has been fixed as September 23, 2002. At the close of business on the record date, the Company had 16,454,285 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on the Name Change.

         The Name Change requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Name Change, abstentions (including failures to return written consent forms) and broker nonvotes have the same effect as negative votes. Brokers may return a written consent form for shares held in street name in favor of the Name Change absent contrary instructions from the beneficial owner of such shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

                        CHANGE OF CONTROL OF THE COMPANY

         A change in control of the Company occurred on March 22, 2002 (the "Effective Time") pursuant to the terms, provisions and conditions of an Agreement and Plan of Merger dated as of February 27, 2002 (the "Merger Agreement") by and among (a) the Company, (b) IQB Acquisition Corporation, a newly-formed, wholly-owned Delaware subsidiary of the Company (the "Subsidiary"), (c) IQ Biometrix California, Inc., a California corporation ("IQB"), and (d) Pierre Cote, Sylvie Lariviere and Eric McAfee, each a shareholder of IQB (individually, a "Shareholder," and collectively, the "Shareholders"). The Merger Agreement provided for the merger (the "Merger") of IQB with and into the Subsidiary, with the Subsidiary being the surviving corporation and adopting the new corporate name of "I.Q. Biometrix Operations, Inc." In connection with the Merger, the former shareholders of IQB received (after certain post closing adjustments) an aggregate of 13,369,232 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"). These shares constitute approximately 84.9% of the shares of Common Stock outstanding after the completion of the Merger. Because the shares of Common Stock received by the former shareholders of IQB were not registered under the Securities Act of 1933, as amended (the "Act"), such shares are "restricted securities" (as defined in Rule 144 promulgated under the Act) and accordingly, may not be sold or transferred by the holders thereof unless such shares are registered under the Act or are sold or transferred pursuant to an exemption therefrom. The Company also assumed IQB's obligations under its stock plan. As a result, the Company assumed the obligation to issue up to 2,331,000 additional shares of Common Stock (after certain post closing adjustments) pursuant to options or stock grants issued pursuant to the assumed plan.

         The Company believes that, prior to the Merger, control of the Company resided almost exclusively in Greg J. Micek, a director of the Company and (prior to the Merger) the President of the Company and the holder of approximately 48.7% of the Common Stock outstanding. The Company believes that (after the Merger) control of the Company became dispersed among some of the Company's largest stockholders who (to the best of the Company's knowledge) have not agreed to act collectively as a group, except with regard to the election of certain persons to the Company's Board of Directors as described herein. The Company's largest stockholders among whom control is believed to be dispersed include the persons listed immediately below, who respectively own beneficially the percentage of the outstanding Common Stock indicated to the immediate right of their respective names (the following percentages do not take into account any shares that might in the future be acquired by the exercise of outstanding stock options):

                                                       Percentage Ownership of
             Stockholder                              Outstanding Common Stock

             Clyde Berg                                        11.5%
             Greg J. Micek                                      7.3%
             Cagan McAfee Fund, a partnership                   6.1%
                under the control of Eric McAfee
             Eric McAfee                                        3.5%
             Morden C. Lazarus                                  2.0%

The basis of the control of the Company by the persons listed above (beyond their stock ownership) is described hereinafter.

         In connection with the Merger, the following events occurred:

         1. The number of directors constituting the Board of Directors of the Company was expanded from two to four. While a couple of individuals have served on the Board of Directors on an interim basis since the Merger, the current members of Board of Directors of the Company are Eric McAfee, Greg J. Micek, Morden C. Lazarus and Lewis Ball.

         2. The officers of the Company at the time of the Merger resigned from all of their offices with the Company, and new officers were elected. While the persons serving in particular offices have changes slightly from time to time since the Merger, the following persons are currently serving in the one or more offices of the Company set forth opposite their respective names below:

                  Eric McAfee                        Chairman of the Board
                  William Scigliano         Chief Executive Officer
                  Greg Micek                         President and Secretary
                  Paul Schroeder                     Chief Financial Officer,
                             Treasurer & Controller

                  Information with respect to the newly-elected directors and officers and proposed new director is included in the Company's Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder (the "Information Statement") being mailed to the Company's stockholders herewith.

         3. The Shareholders entered into a Voting Agreement (the Voting Agreement") in favor of Greg J. Micek, pursuant to which they agreed, for two years after the Merger, to use their best efforts to maintain the number of directors on the Board at seven and to vote all of their shares of Common Stock to elect Mr. Micek or his nominee to the Board. The Shareholders and Mr. Micek have also agreed to elect certain other persons (some of which are specified and some of which are to be agreed upon) to Board. Despite the Shareholders' and Mr. Micek's agreements regarding the number of directors on the Board and the election of certain other persons to the Board, the Shareholders and Mr. Micek have verbally agreed that the Board should be limited to four persons for the time being and the persons serving as directors should be Eric McAfee, Greg J. Micek, Morden C. Lazarus and William Scigliano.

         4. Lewis Ball agreed to resign from his seat on the Board of Directors of the Company promptly after the Company has fully complied with Rule 14f-1 under the Securities Exchange Act of 1934.

         5. The Company now proposes to change its corporate name to "I.Q. Biometrix, Inc."

         After Mr. Ball resigns from his seat on the Board of Directors of the Company, the Board of Directors of the Company expects to elect William Scigliano to fill the vacancy created by such resignation. Like all of the Company directors, Mr. Scigliano will (if so elected) serve as such until the next annual meeting of the stockholders, and until his successor has been duly elected and qualified. Mr. Scigliano has consented to serve as a director of the Company if so elected.

         The Board of Directors may in the future consider an increase in the number of persons serving on it pursuant to the authority conferred upon it by the Company's bylaws to specify the number of directors serving at any time. Currently, the Board of Directors is contemplating its expansion as well qualified additional persons can be persuaded to serve on the Board. The timing of any expansion and the identity of any person who will be elected as an additional director to fill the newly-created vacancies are not known at this time. However, if the number of persons serving on the Board of Directors were increased, the Board of Directors would elect the persons necessary to fill the vacancies created by the increase. Stockholders would have input on the composition of the Board of Directors only at a meeting to elect directors or through an effort to remove existing directors and replace them with successor directors. The Board of Directors does not expect, if it were to increase the number of persons serving on the Board of Directors, to give direct notice to stockholders of such increase or the identities of the new directors. However, the Board of Directors does expect in such circumstances to issue a press release regarding such developments through usual channels.

         For information regarding executive compensation, and employment or consulting agreements between the Company and members of its management, see the Information Statement being mailed herewith.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 23, 2002 concerning the beneficial ownership of the Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

         Name and Address of                      Beneficial Ownership(1)
            Beneficial Owner                  Number of Shares           Percent

         Pierre Cote                            3,163,549(2)              19.3%
         2555 W. Bluff #179
         Fresno, California 93711

         Clyde Berg                             1,889,145(3)              11.5%
         10600 N. De Anza Boulevard
         Cupertino, California 95014

         Eric McAfee                            1,676,349(4)              10.2%
         10600 N. De Anza Boulevard
         Cupertino, California 95014

         Sylvie Lariviere                       1,415,420(5)               8.5%
         293 Cahungea Street
         Fresno, California 93035

         Greg J. Micek                          1,201,428                  7.3%
         5444 Westheimer, Suite 2080
         Houston, Texas 77056

         Cagan McAfee Fund                      1,000,000(6)               6.1%
         10600 N. De Anza Boulevard
         Cupertino, California 95014

         Morden C. Lazarus                        496,355(7)               3.0%
         759 Square Victoria, Suite 200
         Montreal, QC
         CANADA  H2Y 2J7

         Paul Schroeder                           136,745(8)                *
         10600 N. De Anza Boulevard
         Cupertino, California 95014

         Lewis E. Ball                             17,142                   *
         6122 Valley Forge
         Houston, Texas 77057

         All directors and officers
         as a group (five persons)              3,528,019(9)              21.2%

*  Less than one percent
---------------------

(1) Includes shares of Common Stock beneficially owned pursuant to options and warrants exercisable on September 23, 2002 or within 60 days thereafter.
(2) In a Schedule 13D and a Form 3 both filed with the SEC on April 2, 2002, Mr. Cote reported that his direct ownership of 3,163,549 shares.
(3) Includes 1,794,570 shares held directly; includes 94,575 shares held by the Berg McAfee Companies, a partnership in which Mr. Berg holds a partnership interest (such 94,575 shares are also included in the table in the figure of shares beneficially owned by Eric McAfee).
(4) Includes 581,774 shares held directly; includes 1,000,000 shares held by the Cagan McAfee Fund, a partnership in which Mr. McAfee holds a partnership interest (such 1,000,000 shares are also included in the table in the figure of shares beneficially owned by the Cagan McAfee
         Fund); includes 94,575 shares held by the Berg McAfee Companies, a partnership in which Mr. McAfee holds a partnership interest (such 94,575 shares are also included in the table in the figure of shares beneficially owned by Clyde Berg).
(5) Includes 1,265,420 shares held directly; includes 150,000 shares beneficially owned pursuant to stock options currently exercisable.
(6) These shares are also included in the table in the figure of shares beneficially owned by Eric McAfee.
(7) Includes 316,355 shares held directly; 180,000 shares beneficially owned pursuant to stock options currently exercisable or that become exercisable within the next 60 days.
(8) Includes 56,745 shares held directly; 80,000 shares beneficially owned pursuant to stock options currently exercisable; does not include 90,000 shares subject to options that will not become exercisable within the next 60 days.
(9) Includes 2,173,444 shares directly owned; 260,000 shares beneficially owned pursuant to stock options currently exercisable or becoming exercisable within the next 60 days; and 1,094,575 shares beneficially owned indirectly through affiliated entities.


                                   PROPOSAL 1
                           APPROVAL OF THE NAME CHANGE

General

         The Board of Directors is requesting stockholder approval of an amendment of the Company's Certificate of Incorporation to change the name of the Company to "I.Q. Biometrix, Inc." (the "Name Change"). If approved by the stockholders of the Company, the Name Change will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after stockholder approval. The Name Change was approved by all of the directors of the Company.

Reasons for the Name Change

         The Company was incorporated on October 28, 1997. The Company was formed for purposes of pursuing electronic commerce opportunities. Because of certain reasons (including the extreme declines in the electronic commerce markets and the Company's financial resources), the Company was largely unsuccessful in the pursuit of electronic commerce opportunities. As a result, in the fall of 2000 the Company began the active search for an appropriate merger candidate in a transaction that would likely result in a change in the control and management of the Company. The Merger was the consummation of this search.

         In connection with the Merger, the Company sold to Greg J. Micek all of the Company's electronic commerce assets, which had been dormant for an extended period of time. Thus, the Company has effectively abandoned its initial line of business. A corporate name including the term "Web" and alluding to (or conjuring up images of) a business closely tied to the Internet in general or the World Wide Web in particular is no longer reflective of the Company proposed future business pursuits. In addition, the Company believes that such a name could harm the price of the Common Stock for the foreseeable future in view of the severe decline in stock prices for Internet-based companies and the general disfavor into which such companies appear to have fallen with regard to investors.

         As a result of the Merger, IQB's business became the business of the Subsidiary and (as a consequence) the business of the Company. Prior to the Merger, IQB was a software company engaged in the business of developing products for the facial imagery market and enterprise-level solutions for the needs of law enforcement agencies and other potential customers. Henceforth the Company's primary pursuit (largely through the Subsidiary) will be the development of the software and enterprise-level solutions business formerly conducted by IQB and acquired by the Company in the Merger. The Company believes that the IQ Biometrix name has earned an excellent reputation in the market place and is more reflective of the Company's proposed future business pursuits. Accordingly, the Company believes that a change of the Company's corporate name to the IQ Biometrix name is very appropriate in view of the Company's proposed future business pursuits. Thus, the Board of Directors has decided that Article One of the Company's Certificate of Incorporation should be amended to change the Company's corporate name to "I.Q. Biometrix, Inc."

Board Recommendation and Required Approval

         The Board of Directors believes that the Name Change is in the best interests of the Company and its stockholders and recommends that the stockholders approve the Name Change. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Name Change.

         THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE NAME CHANGE AND THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR NEXT ANNUAL MEETING

         Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

                                             By Order of the Board of Directors,


Fresno, California                           Eric McAfee,
October 11, 2002                             Chairman of the Board

                                   JVWEB, INC.

          WRITTEN CONSENT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed change the name of JVWeb, Inc. (the "Company") to "I.Q. Biometrix, Inc." and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT "FOR" PROPOSAL 1.

1. Proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "I.Q. Biometrix, Inc."

         _____    CONSENTS/FOR

         _____    WITHHOLDS CONSENT/AGAINST

         _____    ABSTAINS

2. I represent that I own the following number of shares of the Company's Common Stock (please insert the correct number):
         ____________________________________.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 2002         ____________________________________
_________________________________                    Signature
PLEASE MARK, SIGN, DATE AND
RETURN THE CONSENT FORM PROMPTLY
USING THE ENCLOSED ENVELOPE         _____________________________________
----------------------------
                                              Signature if held jointly